UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005

Alico, Inc.

                Florida                 0-261             59-0906081
                (State of other jurisdiction      (Commission         (IRS Employer
                of incorporation)            File Number)         Identification No.)

                P.O. Box 338, La Belle, FL                     33975
                (Address of principal executive offices)               (Zip Code)

                Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Incorporated by reference is a press release issued by the Registrant on April 18, 2005, attached as Exhibit 99.1, announcing Alico in Compliance with Nasdaq Governance Criteria.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press release announcing Alico in Complaince with Nasdaq Governance Criteria, dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: April 18, 2005

By: /s/ John R. Alexander
           John R. Alexander
          Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

April 18, 2005

Alico In Compliance with Nasdaq Governance Criteria

Nasdaq Cancels Delisting Hearing and Affirms Continued Listing on the Nasdaq National Market

LaBelle, Fla., April 18, 2005-- Alico, Inc., (NASDAQ: ALCO) announced today that it had received notice from The Nasdaq Stock Market that the Company has evidenced compliance with the corporate governance criteria and all other requirements necessary for continued listing on The Nasdaq National Market. Accordingly Nasdaq has determined that the Company's appeal and oral hearing scheduled for April 28, 2005 is considered moot and the hearing file has been closed.

Chairman John R. Alexander stated "Alico has always worked to conduct company business in full compliance with corporate governance standards and today we reaffirm our adherence to these guidelines by meeting all the requirements outlined by Nasdaq for continued listing. Our stock will continue to trade on The Nasdaq National Market under the symbol "ALCO." All of us at Alico appreciate the cooperation the Company received from the Nasdaq staff in resolving this issue."

Alico, Inc. is an agribusiness company operating in Central and Southwest Florida. The Company owns approximately 141,000 acres of land located in Collier, Hendry, Lee and Polk Counties. The Company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane and sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation, and oil exploration.

Some of the statements in this press release include statements about future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, which include references to the continuation of trading on The Nasdaq National Market are predictive in nature or depend upon or refer to future events or conditions which may not be achievable and, are subject to known, as well as, unknown risks and uncertainties that may cause actual results to differ materially from our expectations. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.